      As filed with the Securities and Exchange Commission on May 3, 1996.
                          Registration No.____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              LADD FURNITURE, INC.
               (Exact name of issuer as specified in its charter)

                  North Carolina                            56-1311320
      (State or other jurisdiction of                    (I.R.S. Employer
        incorporation or organization)                  Identification No.)


              One Plaza Center, Box HP-3
              High Point, North Carolina                      27261-1500
       (Address of principal executive offices)               (Zip Code)


                              LADD FURNITURE, INC.
                        1994 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                              William S. Creekmuir
                 Executive Vice President, Secretary, Treasurer
                           and Chief Financial Officer
                              LADD Furniture, Inc.
                           One Plaza Center, Box HP-3
                      High Point, North Carolina 27261-1500
                                 (910) 889-0333
            (Name, address and telephone number of agent for service)

                                    Copies to
                             Robert E. Esleeck, Esq.
                             Petree Stockton, L.L.P.
                             1001 West Fourth Street
                       Winston-Salem, North Carolina 27101

Approximate date of proposed commencement of sales pursuant to the plan:
Promptly after the effectiveness of this Registration Statement.

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

                                                   CALCULATION OF REGISTRATION FEE

     Title of Securities       Amount to be      Proposed Maximum       Proposed Maximum           Amount of
      to be Registered          Registered        Offering Price       Aggregate Offering      Registration Fee
                                                     Per Share                Price

Common Stock                      400,000           $10.4375                 $4,175,000               $1,440
$0.30 par value
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




               Incorporation of Earlier Registration by Reference

         This Registration Statement relates to the registration of the offer and sale of 400,000 additional shares of Common Stock under the LADD Furniture, Inc. 1994 Incentive Stock Option Plan (the "Plan"). Pursuant to General Instruction E of Form S-8, LADD Furniture, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the contents of Form S-8 Registration Statement filed on behalf of the Registrant on April 28, 1994 (File No. 33-53341).



Item 8. Exhibits

         The following exhibits, listed in accordance with the number assigned to each in the exhibit table of Item 601 of Regulation S-K, are included in Part II of this Registration Statement. Exhibit numbers omitted are not applicable.

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
Exhibit No.                Exhibits
     5                     Form of legal opinion of Petree Stockton, L.L.P. with respect to the legality of the securities being registered hereunder.

     24.a                  Consent of KPMG Peat Marwick LLP.

     24.b                  Consent of Petree Stockton, L.L.P. (Contained in its opinion filed as
                           Exhibit 5 hereto.)

     25                    Power of Attorney.
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